UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 16, 2008
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16538	94-2896096
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On September 16, 2008, the Company, certain of its current and former officers and directors who are named defendants and plaintiffs entered into a proposed settlement of the stockholder derivative lawsuit pending in the Court of Chancery of the State of Delaware. This stockholder derivative lawsuit was based upon allegations of breach of fiduciary duty and unjust enrichment related to misdated stock options. The settlement does not contain any admission of wrongdoing or fault on the part of the Company, its board of directors or executive officers, or the other individual defendants to the action. The settlement is subject to the approval by the Delaware Chancery Court and contingent upon the dismissal with prejudice of stockholder derivative lawsuits containing similar allegations that are pending in California.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.
Exhibit No.	Description
99.1	Press release dated September 22, 2008 announcing the Company's proposed settlement of the stockholder derivative lawsuit pending in the Court of Chancery of the State of Delaware.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Maxim Integrated Products, Inc.

By: /s/ Bruce Kiddoo Bruce Kiddoo Vice President of Finance

Date: September 22, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press release dated September 22, 2008 announcing the Company's proposed settlement of the stockholder derivative lawsuit pending in the Court of Chancery of the State of Delaware.       PDF provided as a courtesy